EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 2 to Registration Statement No. 33-55081 of Alexander & Alexander Services Inc. on Form S-3 of our report dated February 15, 1995 (February 28, March 16 and 27, 1995 with respect to certain information in Notes 2, 5, 8 and 14), appearing in the Prospectus, which is part of this Registration Statement.



We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP.
Baltimore, Maryland
March 29, 1995